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                                                                   EXHIBIT 99.1

MACC PRIVATE EQUITIES INC.                                               NEWS
101 Second Street, S.E., Suite 800                                      RELEASE
Cedar Rapids, Iowa  52401
(319) 362-8568



For more information contact:
    David R. Schroder, President                        For Immediate Release
    Robert A. Comey, Executive Vice                          February 9, 1996
      President
    (319) 363-8249
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Cedar Rapids, Iowa, February 9, 1996.  MACC Private Equities Inc. (Nasdaq:
"MACC") announced today that the primary trading market for MACC common stock will advance from the Nasdaq SmallCap Market to the Nasdaq National Market, effective February 13, 1996. The Company's trading symbol will remain "MACC."

    MACC is a business development company in the business of making investments in small businesses in the United States, both directly and though its wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company. MACC began public trading on the Nasdaq SmallCap Market on March 2, 1995.





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